UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2011

YTB International, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2011, YTB International, Inc. (the “Company”) entered into a commercial sales contract (the “Corporate Office Sales Contract”), with Wood River Capital LLC (the “Buyer”), a non-affiliated third party, related to the property the Company uses as its corporate headquarters located at 1901 East Edwardsville Road, Wood River, Illinois 62095 (the “Property”).  Pursuant to the Corporate Office Sales Contract, the Company agreed to sell to the Buyer the Property and all other tangible, intangible and mixed assets owned and used in the operation and maintenance of the Property, including the lease agreement (the “Zeiser Lease”) between the Company and Zeiser Motors, Inc. (“Zeiser”) dated September 29, 2010, and the promissory note (the “Zeiser Note”) executed by Zeiser Automotive in favor of the Company in the principal amount of $550,000 (the “Purchased Assets”).  At Closing, the Company will assign all its right, title and interest to the Zeiser Lease and the Zeiser Note, and guaranty Zeiser’s performance thereunder.

Pursuant to the Corporate Office Sales Contract, the purchase price for the Purchased Assets is $7,100,000, of which $10,000 of earnest money was deposited by the Buyer and is being held in escrow until the closing (the “Closing”).  The Closing is subject to completion of due diligence by the Buyer, to be completed within five business days following entry into the Corporate Office Sales Contract.  Pursuant to the Corporate Office Sales Contract, at Closing, in exchange for the transfer to the Buyer of the Purchased Assets, the Buyer agreed to (i) pay the Company $2,790,000 in cash, and (ii) deliver to the Company a non-recourse, interest-free, unsecured promissory note (the “Wood River Note”) in favor of the Company, with a term of three years from the date of Closing, in the principal amount of $4,300,000.

Pursuant to the terms of the Corporate Office Sales Contract, the Wood River Note will provide that the Buyer’s obligations to pay or perform as provided in the Wood River Note will be deemed waived and/or performed and the Buyer will be relieved from further performance of any obligation in or relating to the Wood River Note if (i) the Company and/or Zeiser fails to pay timely three consecutive monthly rents (including tax and insurance escrow and installments pursuant to the Zeiser Note) due and owing pursuant to the Company’s lease with the Buyer (the “Company Lease”) and/or the Zeiser Lease and the Zeiser Note during the term of the Wood River Note, including any extensions thereof, (ii) the Company and/or Zeiser fails to pay timely monthly rents (including tax and insurance escrow) pursuant to the terms of the Company Lease or the Zeiser Lease or installments due pursuant to the Zeiser Note for a cumulative period of three months during the term of the Wood River Note, including any extensions thereof, and/or (iii) the Company and/or Zeiser fails to perform any other obligation due and owing under the terms of their respective leases and/or the Zeiser Note where the cumulative cost or exposure to the Buyer is equal to or higher than $100,000 anytime during the term of the Wood River Note, including any extensions thereof.

In addition, pursuant to the terms of the Corporate Office Sales Contract, the Wood River Note will provide that the Buyer and or its nominee may prepay and/or redeem the Wood River Note without any premium or penalty and be free from all obligations under the Wood River Note any time during the first 18 months from the date of Closing for a purchase price or payment of $2,700,000 or during the next 18 months but before the end of the 36th month from the date of Closing, for a purchase price or payment of $3,200,000.  If the Wood River Note is not paid off or redeemed by the Buyer within three years, the Company agrees to extend the Wood River Note for an additional 12-month period but thereafter, the Wood River Note shall be deemed paid in full by the Buyer.

If the Buyer pays off or redeems the Wood River Note pursuant to the above terms, the Company has option to purchase the Purchased Assets for a purchase price of $6,600,000 within a period of 12 months from the date the Wood River Note was paid off or redeemed.  Until the Wood River Note is paid off or redeemed, the Company has the option to buy back the Purchased Assets for a cash purchase price of $3,900,000 and release and/or waiver of all payments due from and/or performance by the Buyer of the Wood River Note.

The Company also agreed to sign, at Closing, the Company Lease with the Buyer pursuant to which the Company will lease approximately 40,000 square feet currently used by the Company (approximately 20,000 square feet of office space and approximately 20,000 of unfinished office/warehouse space) on triple net basis for a period of 10 years.  The Company Lease will provide as follows:  (i) unless the Wood River Note is paid off or redeemed or the Company and/or Zeiser violate their lease (and/or the Zeiser Note) obligations, the Company’s annual rent paid in equal monthly installments for the first three-year period shall be $1,385 per month, (ii) if the Wood River Note is paid off or redeemed or the Company and/or Zeiser violate their lease (and/or Zeiser note) obligations, then effective immediately, the Company’s annual rent paid in monthly installments shall be at the rate of $8.00 per square foot for office space and $4.00 per square foot for unfinished/warehouse space for the remaining period of the initial three-year term of the Company Lease and, thereafter the rent will increase annually on basis of increase of the Consumer Price Index, (iii) the Company shall obtain required insurance, (iv) anytime during the first 12-month period from the closing date, the Company will repair and improve the parking lot, (v) the Company will deposit an estimated amount as determined by the Buyer to pay when due, the real estate (and other) taxes and insurance payable for the Property, its improvements and leases, and (vi) upon execution of the Company Lease by the Company, the Buyer will have first security interest on all the tangible, intangible and/or mixed assets of the Company and their proceeds to secure the full and faithful performance by the Company of its lease obligations.

At Closing, the Company will pay to FH Partners LLC (“FH Partners”), the party that holds the current mortgage relating to the Property (the “FH Partners Mortgage”), $1,527,937 in full satisfaction of the Company’s obligations pursuant to the FH Partners Mortgage and the promissory note executed by the Company in favor of FH Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: March 24, 2011	By:	/s/ Jeremy Hemann
Name: Jeremy Hemann
Title: Chief Financial Officer

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